                                                                    EXHIBIT 99.2

                                                                FINAL TRANSCRIPT

[THOMSON STREETEVENTS (SM) LOGO]

CONFERENCE CALL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

EVENT DATE/TIME: FEB. 23. 2005 / 8:30AM ET
EVENT DURATION: 1 HR 4 MIN

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

CORPORATE PARTICIPANTS
MIKE POTTER
Big Lots, Inc. - Chairman, President & CEO

JOE COOPER
Big Lots, Inc. - SVP & CFO

CONFERENCE CALL PARTICIPANTS
DAVID MANN
Johnson Rice - Analyst

JEFF STEIN
Keybanc Capital Mkts/Mcdonald - Analyst

MITCH KAISER
US Bancorp Piper Jaffray - Analyst

RON BOOKBINDER
Sterne, Agee & Leach - Analyst

ANDREW SODOTI
William, Smith and Company - Analyst

ROBERT RODRIGUEZ
First Pacific Advisors - Analyst

SHAWN TESORO
Wachovia Securities - Analyst

PRESENTATION

OPERATOR

[Caller instructions.] At this time I'd like to introduce today's first speaker, Mike Potter.

MIKE POTTER  - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Thanks Marie and thank you everyone for joining us today for our fourth quarter conference call. With us today is Joe Cooper, Senior Vice President and Chief Financial Officer, Chuck Haubiel, Senior Vice President and General Counsel as well as Tim Johnson, Vice President of Strategic Planning and Investor Relations. I'd like to remind you any forward-looking statements we make on today's call involve risks and uncertainties and are subject to our Safe Harbor provisions as stated in our press release and our SEC filings, and that actual results can differ materially from those described in our forward-looking statements. We'd like to accomplish a number of things on the call this morning. First, Joe is going to cover our preliminary financial results for the fourth quarter and 2004. Next I'll share some final thoughts about last year and move into our overview of our plans for 2005. Then Joe will walk you through our financial guidance for the coming year. Joe?

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Thanks, Mike, and good morning, everyone. As discussed in detail in this morning's press release, our fiscal 2004 and 2003 results include discontinued operations as well as items included in continuing operations that are not directly related to the Company's ongoing operations. Therefore, we provided supplemental non-GAAP fourth quarter and full year financial statements that exclude these items. A presentation of the most directly comparable financial measures calculated in accordance with GAAP and a reconciliation between the GAAP financial measures and the non-GAAP financial measures are also included in our press release which is posted on our website at www.biglots.com under the "Investor Relations Press Releases" caption. We believe that these non-GAAP financial measures should facilitate analysis by investors and others who follow our financial performance. Additionally we are in the process of reviewing our accounting for leasing transactions.

After consultation with our Audit Committee and independent auditors, we concluded that we will correct certain errors in our accounting for 2 types of leasing transactions. These are discussed in this morning's release and consistent with the nature of corrections that have been recently announced by many other retailers and restaurant companies. It's important to note that the financial results reported in this morning's release and are reported

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

today on this call exclude the impact of lease accounting adjustments. However, to give you some perspective around the P&L impact, we believe the impact of the corrections will be a reduction of net income of less than $2 million per year or $0.02 per diluted share for each of the fiscal years, 2004, 2003 and 2002.

During the balance of my discussion this morning, I will focus my comments on results excluding these items as we believe they better reflect the underlying operating performance of the business.

This morning, we reported preliminary unaudited net income of $57.7 million for the quarter or $0.51 per share, compared to net income of $82.6 million or $0.70 per share a year ago. The downturn in EPS was primarily the result of below plan sales and a more promotional pricing strategy which we shared with you over a month ago.

Sales for the fourth quarter were $1.38 billion. That's an increase of 3.9% over the fourth quarter of 2003 as the year-over-year net addition of 72 stores partially offset a comp store sales decline of 1.3%.

Turning to gross margin, we reported a gross margin rate for the quarter of 40.2%, down 230 basis points to last year and in line with our guidance. As expected, the rate decline to last year is principally due to markdowns on excess seasonal and gift giving merchandise, and the merchandise mix pressure that comes from missing the sales plan in higher margin categories. The excess markdowns were a direct result of missing our sales plan in November and December, particularly in longer lead time seasonal categories where orders were placed in the early spring. Additionally, our new furniture team completed a thorough review of our assortment and marked down certain items including discontinued styles, in an effort to maximize the early tax refund selling season. These markdowns helped support sales in January but at a lower gross margin rate than our original plan.

While we are clearly not happy with $0.51 per share for Q4, we recognize that the markdowns were critical to clear older inventory, keep our in-store inventory fresh, and give our merchants enough open to buy flexibility to source new closeout deals.

For the fourth quarter our SG&A dollars were up less than 2% per store compared to last year. The SG&A rate of 33.7% was in line with our guidance but above last year due to the comp decline of 1.3% mentioned earlier. SG&A dollars continue to be managed well.

Net interest expense was $1.5 million for the quarter, down $2.2 million compared to last year, benefiting from the Company's new bank deal with a lower interest rate versus the $204 million, 8.2% senior notes carried by the Company last year. Our income tax rate for the quarter was 34.8%, favorable to our guidance of 38 to 38.5%. The lower rate is principally the result of tax credits recognized over lower than planned pretax earnings.

In terms of the balance sheet we exited the fourth quarter with total inventory of $906 million, which is up 4% on a per store basis. After finishing December with inventory above plan, we made steady progress throughout the month of January by reducing our inventory to more acceptable levels. Inventory growth at the end of 2004 is focused in key comp drivers including furniture and closeout deals. We also continue to make progress managing our seasonal inventory flow to align better with planned sales. Inventory levels of seasonal merchandise at the end of January were below last year and will build by region of the country throughout the first quarter of 2005 to align with sales expectations. For the year inventory turnover was an estimated 2.9 times.

Our bank debt at the end of the year was $159 million, up $125 million compared to our senior notes of $204 million less invested cash on hand at the end of 2003. The increase to last year was primarily due to our $75 million share repurchase program executed in the second quarter, heavy capital spending as we completed our investments to reposition the business, a debt prepayment charge at the end of Q3 to retire the senior notes, as well as, the underperformance of the business throughout 2004.

Capital expenditures were $23.7 million for the quarter, down $15.1 million compared to fourth quarter of 2003. For the 2004 fiscal year, CapEx was $121.1 million, down $42.6 million compared to 2003. The decreased level of capital spending in the fourth quarter and for the fiscal year is principally due to the construction of our Durant DC during 2003.

Depreciation expense,for the fourth quarter was $25.2 million, up $1.9 million compared to 2003, and for the 2004 fiscal year was $97.9 million, up $9.4 million compared to 2003.

Total selling square footage at the end of the year was 31.0 million, up 7% to last year. We added a net of 72 new stores with 103 new stores offset by 31 closed stores. At the end of the year, we were operating 1502 stores including 43 freestanding furniture stores. Now I'll turn it back over to Mike.

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Thanks, Joe. There's really no other way to characterize 2004 for Big Lots other than to say it was extremely disappointing. It proved to be very challenging for us as well as for other retailers who target the budget shopper or lower income demographic. Our comps for the year were flat with the value of the average basket up 2% and customer traffic declining 2% after 3 successive years of positive customer comps. We entered 2004 with some momentum and confidence that we could grow our earnings and continue to benefit from the significant improvements and

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

investments we've made in our business since 2001. Instead, our core customer was faced with difficult economic conditions, high gas prices, lower confidence and uncertainty around employment and other economic and international events.

While we certainly have seen these types of pressures before, in all my time at Big Lots, I don't recall a year in which these factors remained for such an extended period of time. So while we believe the external factors of '04 definitely impacted performance in our business, they are unfortunately not within our control. It is important, however, for us to be self-critical and evaluate our performance in those areas of our business where we do have control, most notably in merchandising. Our seasonal business remains challenging and very competitive. Our furniture business struggled at certain times this year with gaps in merchandising assortments and challenges with inventory levels in certain key items. Finally and most importantly, we believe our merchandise content needed more excitement and simply was not compelling enough to offset such a difficult environment.

Despite the challenges of '04, we had several noteworthy achievements. We successfully executed our first ever share repurchase, $75 million and 5.4 million shares. We recapitalized our balance sheet by retiring our higher interest senior notes and our prior secured bank facility in exchange for an unsecured bank only facility. We successfully opened a new regional distribution center in Durant, Oklahoma, a furniture distribution center in California, and are nearing the completion of the reengineering of our oldest distribution center here in Columbus. We strengthened our merchandising team by adding proven category managers in the areas of home, seasonal and furniture. We created and staffed a new subsidiary, Big Lots Capital, to pursue more atypical deals of closeouts coming from bankruptcies, business liquidations, and insurance claims. Also, we built a merchandise planning and allocation team and assimilated them into our business.

As we close the book on 2004, I want to share some perspective on the amount of initiative work that was completed during the year and what impact it will have as we look forward to 2005.

First, despite a difficult year, our newest TV markets continue to outperform the balance of the Company stores. For 2005, our plan mirrors 2004 in terms of the number of weeks and the frequency of exposure. We have evolved a new creative in our TV campaign for the coming year, focusing more on shopping urgency and specific item and price to increase shopping frequency.

We remodeled a total of 66 stores bringing the total number of remodeled stores in the last 4 years to over 700. Given that approximately 75% of our stores have been remodeled or opened as a new store in the last 6 years we, are not planning to remodel any stores in 2005.

We completed the rollout of UPC shelf labeling to some of our high unit velocity categories making more efficient use of our store payroll, as approximately 20% of the SKU's in our store are now UPC labeled.

We have been testing the installation and programming and in-store execution of rolling out debit card readers to our stores. We expect to install debit card readers in close to 1100 stores during the first quarter of 2005. Debit card usage as a percent of tender, continues to increase. And the cost to process a debit card can be up to 50% lower than a credit card transaction, and it creates an SG&A leverage opportunity that Joe will speak to in a moment.

Turning to the supply chain, we accomplished a great deal. We opened a new distribution center in Durant, Oklahoma which is quickly becoming one of our most productive centers, we opened a new West Coast furniture distribution facility in Redlands, California, and we made significant progress reengineering our Columbus distribution center to improve productivity and reliability in this our oldest building. This project will be completed in 2005 on time and with our costs on plan.

After considerable development, testing and implementation work, we are nearing the completion and rollout of our new merchandise planning and allocation system. These systems will help us tailor our merchandise mix and start to address micromarketing opportunities. It will improve our sales per square foot productivity and increase our inventory turns, and we believe the benefits of these new systems should start to show impact in the second half of 2005, primarily through improved inventory turns and a lower markdown rate.

Finally, during 2004, the Company added a net of 224 furniture departments, bringing us to a total of 1069 furniture departments. So approximately 73% of our existing closeout stores now have a full furniture department up from 845 departments and 61% last year. These departments generally range in size from 2000 to 5000 square feet.

Additionally, in an effort to expand the Company's furniture presence to the western region of the country, the company opened a new distribution facility in Redlands, California last year. The Company began shipping merchandise from this facility in September to approximately 300 stores principally in the western region of the country. The majority of these stores support approximately 700 square foot of selling feet in furniture with a limited merchandise assortment consisting primarily of RTA, futons, and lamps.

With the expansion of furniture to the western region, the Company now maintains a furniture assortment or a furniture presence in over 90% of our closeout stores at the end of fiscal 2004. As I look back at 2004 and at the last 4 years, I'm certainly very proud of the organization and all that has been accomplished to lay the groundwork for long-term earnings growth. With those initiatives now behind us, our mission in 2005 is very straight forward. We're going to focus intensely on great merchandising

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

content and driving better same store sales. We want to deliver a higher concentration of closeout merchandise and do so consistently across all categories and all stores. We want to successfully launch our new merchandise planning and allocation systems both of which will help with the prior 2 initiatives. And overall, we are intentionally keeping our initiatives to a minimum this year, not only to insure our focus on merchandising is absolute, but also to keep our costs and capital to a minimum and to maximize our opportunity for free cash flow and earnings growth potential.

We expect the merchandise content to improve throughout 2005 in each of our major categories. With the completion of our key strategic initiatives, investment in talent in certain key areas and the completion of staffing of planning and allocation teams, each merchant should benefit from more available time. Incremental time should allow our merchants the opportunity to increase their focus on sourcing great deals, meeting with vendors, and visiting stores and competitors to gain an edge in better understanding both customer demand and to improve our closeout sourcing.

As we look back at when Big Lots has been at its best, the common denominator has always been great closeout deals. For the first time now in our history, each merchandising team has been given a closeout merchandise target that they will be accountable to for the future year. Additionally, we expect Big Lots capital will supplement our already strong position in sourcing direct from brand manufacturers by being an aggressive player in the areas of bankruptcies, liquidations and insurance claims. Already we've seen the potential of Big Lots capital to drive customer transactions and a bigger basket. We believe these types of deals can start to generate more excitement and buzz to shop our stores more frequently. Now let me turn it back to Joe who will walk you through our guidance for 2005 and each of the future quarters.

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Thanks, Mike. Overall we are planning 2005 earnings to be in the range of $0.54 to $0.60 per share up from 2004's earnings of $0.28 per share. The increase over 2004 is significant and will be the result of improvement in several key financial measurements. This guidance does include the estimated impact of our new lease accounting methodology. Also please note that this guidance excludes any effect of the adoption of SFAS 123(R) related to the recognition of stock-based compensation expense. First, we've developed a 2005 sales plan that calls for a total sales growth in the 7 to 9% range which is based on a 3 to 4% comp and the addition of 45 net new stores. During 2005, we anticipate opening 85 new stores and closing 40 stores.

As Mike mentioned, the key comp drivers of 2005 are merchandise-related in terms of increasing the level of closeout merchandise in our stores and improving the merchandise assortment across all key categories. Additionally, we expect to continue to benefit from our national television advertising program which will be in its third full year.

The earnings plan is also based on improving gross margin performance with the rate expected to be in the range of 40.7% to 41.1% or up 10 to 50 basis points to 2004. The key driver of the gross margin rate improvement is markdowns, which are planned significantly lower than last year for several reasons. Markdown improvement is expected to result from lower levels of clearance markdowns of seasonal and gift giving merchandise as well as hanging apparel which was eliminated as a category in 2004. Additionally, we expected to achieve markdown efficiencies in the second half of 2005 from new merchandise planning and allocation systems.

The SG&A rate is expected to decrease 20 to 60 basis points versus prior years due to efficiencies in store payroll, increased productivity in distribution and transportation costs and the impact of a 3 to 4% comparable stores sales increase over an expense base with a large fixed cost component. Productivity improvements in our stores and distribution and transportation network will result from items such as UPC shelf labeling in place for a full year, no specific store-related task initiatives such as store remodels, the rollout of debit card readers and leveraging the recent investments in our distribution and transportation network. Based on the plans we have in place for 2005, the expected leverage point of SG&A is a comp slightly less than 3%.

Net interest expense should be in the $7 to $8 million range down from $25 million in 2004 or $16 million net of debt prepayment charges. This significant decline is attributable to replacing our senior notes and previous bank facility with a new unsecured revolving credit facility with more favorable rates.

The effective income tax rate is planned to be in the range of 35.8 to 38.7% range.

For the year, capital expenditures are expected to be in the $80 to $90 million range, our lowest level since 1996. As we have stated on several occasions, our capital allocation for 2005 will be focused solely on new stores and maintaining our existing stores and DC's. Depreciation expense is estimated to be in the $110 million to $115 million range.

When you add up all the metrics we have provided for the year, estimated free cash flow is expected to be in the $100 million range.

As we normally do, we have attached a separate table to today's press release that highlights our annual and quarterly guidance for 2005. Now I'll take just take a moment to walk through the quarters in a little more detail. In the first quarter, comp sales are planned up 2 to 4% on top of a 2.7% gain last year, which was our best quarterly comp of 2004. For the quarter, we are planning for 6

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

advertising circulars, which is similar to last year. However, we are expecting different levels of comp improvement in each of the months of the quarter, so I want to take a minute and explain our expectations by month for the first quarter.

February comps are expected to increase in the 3 to 5% range benefiting from 2 significant events which are somewhat unique to the month. First, we acquired a meaningful amount of merchandise from a national drug store liquidator, which has positive impacted the comps in approximately 750 stores. Additionally, we experienced very good response to our friends and family promotional event earlier this week, which has positively impacted our comps for the month.

For the month of March, we expect comps to increase in the range of 2 to 5%. March is expected to benefit from an earlier Easter holiday this year, partially offset by one less ad circular compared to last year due to a shift in the timing of the first of the month payroll cycles. April's comps are expected to essentially be flat to slightly positive. April is expected to benefit from one additional advertising circular due to the shift in the time of the first of the month payroll cycle, partially offset by the absence of the Easter holiday shopping period compared to last year. Sales for the combined period of March and April are planned up in the 2 to 4% range.

The first quarter gross margin rate is expected to be 40.6 to 41.0% down 20 to 60 basis points to 2004. Leveraging SG&A in the first quarter poses the biggest challenge as it has the lowest comp assumption of the year and we do not anniversary the opening of Durant until the end of the quarter. The SG&A rate is expected to be 30 basis points lower to 10 basis points higher than last year. Considering these assumptions, we are expecting earnings in the range of $0.04 to $0.07 per share compared to earnings of $0.06 per share a year ago.

In the second quarter, despite dropping an ad circular in the month of June compared to last year, we expect comps to increase in the 3 to 5% range as we begin to anniversary last year's slowdown in customer traffic. Gross margin rates are expected to potentially show some improvement compared to 2004 based on a lower level of clearance markdowns planned in seasonal and hanging apparel. which was beginning its liquidation phase last year in Q2. Most importantly, we are planning significant SG&A leverage for Q2 based on several different factors. First, the reduction of an ad circular in June. Second, efficiencies in store payroll based on no store remodel activity in the quarter compared to last year. Third, D&TS productivity improvements as we anniversary the Durant opening, and fourth, the introduction of debit card readers to over 1100 stores will help drive lower credit interchange fees. Based on all these factors, we expect results in a range of a loss per share of $0.01 to earnings per share of $0.03 for the second quarter.

Continuing into the third quarter, we will continue to be up against the softness of 2004 and estimated comps will increase in the 3 to 5% range. Gross margin rates are expected to grow significantly to last year against heavy clearance markdowns in seasonal and hanging apparel. SG&A leverage is estimated to be 30 to 70 basis points based on improvement productivity in store payroll and our distribution network, along with the benefits from debit card readers. Based all these factors, we expect a loss per share in the range of $0.08 to $0.12, which compares favorably to last year's loss of $0.22 per share.

For the fourth quarter, we are planning comps up in the 2 to 4% range. We believe that the all-important fourth quarter will continue to be an extremely competitive environment and we are developing our merchandise strategies accordingly. Fourth quarter earnings are expected to be in the range of $0.57 to $0.62 per share or up approximately 10 to 20% compared to earnings of $0.51 per share in 2004. We do not plan to repeat last year's excess inventory position and accordingly, do not anticipate needing the same level of clearance markdowns in December and January as was necessary this past year. SG&A leverage of 10 to 50 basis points, lower than Q2 and Q3 principally due to a slightly lower comp assumption and a higher planned bonus provision compared to last year as expected. Now I'll turn it back over to Mike for some closing comments.

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Thanks, Joe. While 2004 was a setback and we still remain cautious about the well-being of our core customer, we look forward to 2005 and future years. With the distraction and the cost of key investment initiatives now behind us, we have a great opportunity in the coming years to leverage our model. You can expect to see us maintain lower levels of CapEx in coming years, and as a result, we have an opportunity to generate meaningful cash flow and maintain a strong SG&A leverage point going forward. We believe both of these outcomes will aid us in generating EPS growth drivers and ultimately assist us in enhancing shareholder value. We know the key driver of our success is differentiation in merchandising, driven by great closeout content. We think we've made meaningful progress in that regard this year and it will remain our number one focus. With that, Marie, if we could turn it over to you, we'd be happy to address any questions that you may have.

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QUESTION AND ANSWER

OPERATOR

[Caller instructions.] The first question comes from the line of David Mann with Johnson Rice. David your line is open.

DAVID MANN - JOHNSON RICE - ANALYST

Yes, good morning, gentlemen. Can you talk a little bit about some of the specific merchandise category plans in '05? Specifically I guess you mentioned a little bit about a more conservative seasonal posture in the holiday period, and also can you elaborate on furniture given that it had been weaker in the second half of the year?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Okay. I'll go backwards. First of all, in terms of furniture, we do think we have a lot of opportunity in furniture in the coming year. We've made some changes in the merchant organization. And we feel real good about the progress we've made both in terms of the staff as well as in terms of the inventory flow as we've moved through the fall season, and we definitely had some misses last year and they were in varying areas for varying reasons. Right now as we're heading into the balance of February, the merchandising inventory feels pretty good. I think we've made some good adjustments in categories and SKU's based upon what we've seen in the performance and sell through of certain items from last year. And we expect furniture will be a pretty decent comp driver for most of next year, and probably we would expect that to gradually improve as we go through the year.

In seasonal, it's a little bit of a complicated story depending upon the season itself. We actually have a fairly good outlook for the spring seasonal. We have continued to lower our exposure on what we had traditionally called summer decorative; a lot of the outdoor decorative statutes and ceramic products. We continue to reduce that exposure pretty dramatically, but we are getting good increases and have seen good increases in things like patio sets and other basic lawn and garden-related merchandise. So we look for lawn and garden to be a comp driver in the spring pretty similar to the Company's comps, and look for some of the decorative to be down. In fall, we are a little bit more conservative on fall in particular the trim category, but it is also a mixed story, and that is we dive into the details of where we are getting our comp and where we are having our greatest exposure, we have a lot of opportunity in still allowing the basic products.

We had a bigger inventory of things like Christmas trees and outdoor decorative this last year, and frankly we fell short. We have more opportunity to pursue that than we did in our buying last year, so we're going to step that up next year, but we're also going to again, after a couple years of doing this but even more dramatically, reduce the indoor decorative pretty substantially, and that's traditionally been where our markdown exposure has been. So trim is actually planned to be relatively flat. Maybe even just slightly down for the fall season, but it's a mix between planning down large double-digits in areas that have caused us our markdown liability and our concerns in the past and planning up those areas where we've fallen short and have done well, primarily the outdoor decorative.

DAVID MANN - JOHNSON RICE - ANALYST

Okay. And then one more question. On the planning and allocation system, can you just walk through how that will be implemented? Any kinds of risk issue in terms of that implementation?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Yes. Both of those systems do not go in with a big bang approach. They are phasing in. In fact, we've already been phasing in some of the systems to this point. We've phased in some of the allocation system already in certain categories, so we're actually implementing that on a roll-in basis, over a period of time, and we have the complete ability to delay or to roll back if we see any problems. Right now it's worked very well. We're real pleased with what it's doing. It's already leveling out inventories by store based upon sell-through, and it's doing what we expect it to do and so that's already in place and it looks like it's being executed real well. The planning system really doesn't naturally have the same kind of risk as an allocation system because it is addressing the planning phase of the business and not the actual implementation of allocation, and that will come in later this first quarter and right now everything looks like it's on track for that system as well.

OPERATOR

[Caller instructions.] The next question comes from the line of Jeff Stein with KeyBanc. Jeff, your line is open.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Good morning, Mike. Mike, I'm wondering if you might address the issue of how you're going to approach the fourth quarter in 2005? You acknowledged that the trim business is becoming tougher, and I just see more and more people in that business each year. The question is what are you going to replace it with? As that business continues to erode, it's just going to create a bigger hole for you guys to fill. And that has historically been a significant percentage of your sales. You know, what does Big Lots become

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                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

during the fourth quarter this year that it it has not been in the past, I guess? I'll let you answer and I've got a follow-up question.

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Yes. I think that's a good question Jeff. Obviously, I just kind of gave an overview of the trim category, and it's important, I think, that we recognize how to manage that business so that we are differentiating in an area that is incredibly competitive, and frankly there's not much in terms of closeouts. So we don't really have the ability to differentiate as easily in the sourcing of that category, and so we have to pick our spots and be real smart. We also have to recognize it's a very big percent of our business, and even when we have markdown exposure, it's one of the highest gross margin categories that we have, but obviously if markdowns exceed our expectations, it impacts our forecast. So we are not expecting that to be a comp driver, and of course, Joe mentioned that our comp expectations are relatively conservative for the fourth quarter recognizing the issues you pointed out.

What Big Lots becomes more of in the fourth quarter is closeout and opportunitistic. It's the perfect time for treasure hunt opportunistic closeouts to shine because customers are looking for gift giving ideas, and they are opening up their bigger share of the wallet in the fourth quarter than they do at any other time of the year, so across all categories that we have and through the sourcing of Big Lots Capital, Big Lots needs to represent a lot more fun and excitement and treasure hunt in the fourth quarter than it has for the last few years, and a lot less in terms of the more predictable merchandise assortment that you might find in other retailers, and we are finding a lot of success in our home area in closeouts and in our hard lines area in closeouts. The toy marketplace for closeouts is always very good. So really across categories and in areas that we may not have dealt in either at all or in a very limited sense, sporting goods and others, those are the markets we're trying to open up so that Big Lots is a ball to shop during that time of year.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Where do you see your closeout mix evolving over the course of the next 12 months compared to where it's been historically? And if I remember correctly I think you've historically been about 50% or just north of that in closeouts, and if you do become more aggressive in closeouts, will that necessitate you becoming more heavily skewed to circulars once again just to create that sense of urgency and create the visibility of those new incoming products to your customers?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

You're right, the closeout percent for us right now we think is about 50%. We've done more in the last year to truly measure it than we ever have in the past, and internally we go through a couple of different things to kind of establish a pure measurement of closeouts. But the way we've traditionally communicated it with all our investors right now we think we are around 50%. We're trying to take that up by 10% this year. That's a planned objective and increase of 10%, and that's a combination of all categories being challenged up and Big Lots Capital contributing as well. In terms of circulars, no, I don't think that means that we're dependent on more circulars. We've already learned what more circulars looks like and it really doesn't deliver the quality of profits when you add circulars that we would like to. We think it speaks to the quality of the content of each circular, and we don't in any way believe we have reached the peak on what a circular can generate in traffic and sales by making sure you maximize the content in each circular, and when we do a circular right and we have exciting incredible values, the difference you see in the behavior of a circular financially is pretty dramatic, and we have I think lots of years of getting the quality of our circular productivity up before we ever would consider adding more.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Can you give us an idea, Mike, what percent of your sales are driven off of ad items in the circular?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

I am hesitating a little bit because you kind of have to decide whether you're including some kind of estimate on related sales or not. But for a week in which we run a circular, I would say it's about 10% of the sales in that week.

OPERATOR

The next question comes from the line of Mitch Kaiser with Piper Jaffray . Mitch, your line is open.

MITCH KAISER - US BANCORP PIPER JAFFRAY - ANALYST

Hi, guys. Much has been said about the macroeconomic environment, and I was just wondering if you could comment on what your thinking is as it relates to your guidance for 2005 related to the macroenvironment?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, I wish we could predict it and we can't.

MITCH KAISER - US BANCORP PIPER JAFFRAY - ANALYST

You're not the only one, Mike.

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

MIKE POTTER  - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Yes, I know. Everything that I'm hearing isn't really very optimistic. That if anything, gas prices are really not going to come down in the future. They are going to reach a new peak in the late spring and the summer. Those things are probably the most meaningful for our customer. At best, we're assuming that when we start to anniversary it this coming mid to late spring, that it starts to equalize out a little bit, but it's very hard for us to know where that goes. I think we continue to have a year-over-year difficult comparison until we get to about June or so, and that was when we really saw the decline in sales traffic, and that's when many retailers saw the decline in sales traffic, and when we see June and July sales that will be the first time when we really know how does the year-over-year compare, and has the environment changed or has the customer kind of anesthetized them to the environment and their behavior comes a little more normalized.

MITCH KAISER - US BANCORP PIPER JAFFRAY - ANALYST

You talked a little bit about Big Lots Capital, but I was wondering if you could elaborate on any successes or things you can point to to show that you're placed with how things are going there?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

First of all, I'll say it in two different ways. You probably won't be very satisfied with this answer. First of all, we're absolutely very excited about the pace upon which we've taken it from a concept to a business that's generating some impact. We're real happy with the deal flow. I'd say right now what it looks to be is pretty consistent deal flow, and it varies from large impactful deals to a lot of smaller impactful deals. We're learning about how to process things that are very manual and learning that every deal is a little bit different. I think we're doing a pretty good job of regionalizing them. And making sure that we're not spreading too thin, but putting them in stores so that they have individual store impact. There's a lot of excitement in the field organization. Looking for these kinds of things, they love when they are chosen as part of a region or group of stores that gets a particular deal. But I guess the other flip side of it is just from a competitive standpoint and for the sheer fact that it has only been a handful of months that we've really been up and running I don't want to go into too much more detail than that.

But I'm definitely excited about what we have here. There's definitely a big market in bankruptcies, liquidations and insurance deals. And I think we're just beginning to scratch the surface. And it's putting product in our stores that the customers have not seen and it's creating some real excitement. And that's what we need to change the trend in the traffic right now.

OPERATOR

The next question comes from the line of Ron Bookbinder with Sterne, Agee. Ron, your line is open.

RON BOOKBINDER - STERNE, AGEE & LEACH - ANALYST

Good morning, can you give us some color on the furniture? You talked that you were making some changes there. Is it pricing, opening price points? Is it a shift to more ready to assemble? Can you give us a bit of color on that?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

I'm not sure there's an overriding theme that I would point out, Ron. I think it's more category by category, whether it's in the upholstery area or the case goods area or RTA or lamps or anything else. I think it's us learning a lot as we've grown this business about what price points are working, what styles are working, how broad our assortments should be, and thankfully now with the tools that we have, we have a lot of information at the class level and the item level that we learn a lot about what's working and what's not working, and there is a lot of opportunity for us to continue to increase the productivity.

I wouldn't tell you that it's from a pricing standpoint, it's high or low that matters as much. It's value that matters the most. It's important for us to have opening price points and you know, low bargain price points for that consumer that's looking for the lowest product available, but we also have I think over the years surprised ourselves at the higher price points we can sell when we are offering extreme value. You know, we've been able to sell leather recliners and leather couches and love seat sets at pretty high price points, but when the shopper compares, they are saving a lot of money and that resonates, so it's all about the value.

RON BOOKBINDER - STERNE, AGEE & LEACH - ANALYST

Okay. Can you give us a little bit of color on your transition and the search for your replacement?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Sure. I'll tell you what I can. The Board is in the middle of the search process. The Company engaged Korn/Ferry, as I think we announced earlier. The Board has created a search committee comprised of 4 board members and then also myself and Brad Waite our EVP who has a variety of departments that he's responsible for including human resources. Those 6 individuals are participating in the search process. We are conducting an external search and right now it's still fairly early in the process. We think we are on schedule with it and are feeling good about the progress we're making. But generally we believe that it's likely to be late spring or summer when we have this completed.

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

RON BOOKBINDER - STERNE, AGEE & LEACH - ANALYST

Okay. And lastly, how come a balance sheet wasn't included in the press release today?

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Ron, as we announced, we are in the process of reviewing the lease accounting, and so we've deferred issuing a balance sheet until we finalize that.

OPERATOR

Thank you. The next question is a follow-up question from Jeff Stein with KeyBanc. Jeff, your line is open.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

I have a couple questions on the lease accounting. First of all, when you guys sign a lease, do you depreciate the assets over the initial lease term, or do you also include the option period?

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Jeff, our policy is to depreciate the leasehold improvements over the lesser of the lease term or the useful life. Our useful life is 5 years, so for the most part, it is since our lease terms are generally 5 years and a few a little more than that, they most often correlate. They are the same but it's 5 years.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Okay. And how about your construction allowances? Generally how big are they?

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Oh, it varies. It costs about ballpark $300,000 to build a store between leasehold improvements and fixturing, so it can go as high as $100,000, $200,000 or nothing. A large number of our leases don't have a construction allowance, so it can vary.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Okay. And maybe you can tell me a little bit. I'm not sure I understand what the accelerated component represents. How would - - maybe you can talk to me a little bit about the timing issue? What creates the charge to earnings? Because it sounds like most of this is geography on the profit and loss statement. Where are the timing issues in your review of your lease accounting?

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Well, the biggest one is what you talked about what the press is calling a rent holiday or what the SEC calls a rent holiday. And that's where we execute a 60-month lease and the landlord gives us access to that vacant property 2 to 3 months prior so that we can buildout the store. The common treatment is to initiate rent expense when your lease term commences. What we are now going to do is initiate lease expense when we have access to the property, so it would start 2 to 3 months prior to the store opening. Now we would straight line over 62 or 63 months instead of 60 months. And what that does is put more rent expense in year 1 and less in years 2 to 5.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Got it.

JOE COOPER - BIG LOTS, INC. - SVP & CFO

So that generates the P&L hit in year 1.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Okay. And one more accounting question. A lot of retailers have built SFAS123(R) into their guidance, and I'm kind of curious as to why you have elected not to do so.

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Because we will implement that or plan to implement that in the third quarter. And we have just deferred until we finalize implementation plans to issue guidance at that point. You can certainly estimate the impact based on prior years --

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

It looks like it's about $0.05 or $0.06 a share.

JOE COOPER - BIG LOTS, INC. - SVP & CFO

Yes. right. For the full year, but we've just elected to defer that until its final and implementation is firm somewhere in the second quarter. But you're in the ballpark. If it's $0.06 cents a year, you can certainly estimate what it would be for half a year.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

And final question, share count, what kind of share count are you basing your guidance on?

JOE COOPER - BIG LOTS, INC. - SVP & CFO

About 113 million for the full year '05.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Okay. Thanks a lot, Joe.

OPERATOR

The next question comes from the line of Andrew Sodoti with William, Smith and Cove. Sir, your line is open.

ANDREW SODOTI - WILLIAM, SMITH AND COVE - ANALYST

Good morning gentlemen. Just a follow-up question on the CEO search. I just want to get a feel for what are you looking for in a new CEO and what ideally would you like him to bring to the table at Big Lots?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, I'll try to give you a feel, but obviously we are trying to keep a relatively broad scope. The Board is interested in obviously the right kind of leadership skills, the right kind of resume and background, the types of companies that the individual has spent his or her career. Certainly retailing background is an advantage. And they are- - if you had to look at a particular skill set or focus, they they are primarily focused on merchandising and marketing related experience. We think that's probably the most important skill set that the individual can bring, but of course it's going to come down to a lot of other factors in assessing the individual in a variety of ways., but that's generally where the Board is leaning.

ANDREW SODOTI - WILLIAM, SMITH AND COVE - ANALYST

Okay. and then just lastly, if you could just maybe comment on the coming back to the furniture in your western stores, just how that has performed versus your expectations I guess both in terms of driving traffic and in driving the average basket?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

It has been good. We have been happy with it. Actually, to some extent when it kicked off, we had some stronger sell throughs than we had product to back it up,so I think we have opportunity next year in driving stronger sales through just being in stock. It's a pretty simple department. It's primarily RTA. It's kind of cash and carry products and it's something that in that marketplace they have not seen from us before. We are offering good values, and frankly even the competition in that region is not as intense as it is in some of our other markets, so I think it continues to be something that should generate some growth for us for a number of years.

OPERATOR

[Caller instructions.] We have a follow-up question from the line of Jeff Stein. Jeff, your line is open.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

I'll take one more. Mike, I'm wondering, given the fact that you intend to drive your closeout percentage up by about 10 points, number one, what are the margin implications of that? And what are the inventory implications? In other words, is Big Lots capital incremental to the open to buy from your merchants in your day-to-day business?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Okay. Well, first of all, let me clarify because it might be in the way I said it. We're trying to increase that 50% by increasing it by another 10% which means taking it from 50 to 55%. Now, we may exceed that. We're going to obviously go as far as we can, but we want to make sure we're doing it smart so that that which we're buying less of, which is some continuity products and obviously has generated sales in the past. We want to make sure we're taking the appropriate steps and not going too far too fast. The way this looks, it varies a lot by department, Jeff, as to what the margin impact is. In some areas the closeout margin can be better than the non-closeout margin and in other areas it is not.

Generally for the Company, what we're trading off which is kind of how we phrase trading off in and out buys for closeout buys; closeout buys come at a lesser IMU slightly, but we know from history that it generates stronger turns and it has less markdown liability, so it could have a net slightly negative effect on the gross margin because in a lot of cases we're trading out real high IMU import type of goods, but we know it's a lot more exciting. It's going to create a lot more buzz and a lot more excitement and ultimately more traffic. And it turns faster and that's a better [GMROI] in return on investment and it should drive more gross margin dollars.

JEFF STEIN - KEYBANC CAPITAL MKTS/MCDONALD - ANALYST

Is this going to skew your quarterly inventories when you report?

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

No. No. We have modified our open to buy to make sure that we have open to buy accounted for sourcing through Big Lots Capital.

OPERATOR

The next question comes from the line of Robert Rodriguez with First Specific Advisor. Robert your line is open.

ROBERT RODRIGUEZ - FIRST PACIFIC ADVISORS - ANALYST

Hi, Michael. I'm just kind of curious, I'm trying to think about over the last several years of what you've done and the store traffic changes that have occurred, and then we've had all of this increase in the dollar stores out there. So we're talking about a much different competitive landscape. I'm just trying to get a sense from you that when you talk about your increasing of closeout merchandise from 50 to 55%, how you think about that in terms of how that relates to what the competition is doing? So even though your increase is occurring, your rate of change in what you're doing to the entire store, how do you give us a sense of what it relates to what the competition is doing? You may be improving, but you may be improving at a lesser extent and therefore your competitive position in total is not increasing all that well.

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, I think the way we're looking at it , Bob, is what we're trying to do is change our extent of differentiation. I'm not sure it's just a pure dollar growth against dollar growth comparison. What I think is important for Big Lots in terms of lining up against the dollar stores is that we really do not compete with each other in the same business. We're not in the same business. They are in a much more convenience value proposition but really not a high amount of treasure hunt or opportunistic or closeout mix. They are satisfying a daily need, a general consumable mix. And they're in a type of business that they are going to do very well with what they do. And it's important for us to not either go head to head with them or head to head with the discount stores. When Big Lots is at its best, it's a highly differentiated store a very different place and people go to it for a different reason. And that all comes down to the excitement and the extreme value and to some extent that unpredictability and a fun place to shop. We're not as much a need place to stop as the dollar stores or the discounters. We're opportunistic and that's where I think we need to move that shift back, and that's where this initiative is coming from.

ROBERT RODRIGUEZ - FIRST PACIFIC ADVISORS - ANALYST

Okay. And the second thing was was that you wanted to broaden the exposure of Big Lots to a wider consumer group, and that was the whole purpose of national advertising one name, et cetera. What metrics can you give us to say how that has occurred? And if it has not occurred to the extent that you have done or expected, where do you place that reasoning?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, first of all in terms of the TV initiative we know that that's provided the right return, and we've actually been able to reduce our advertising percent of sales over the years as we've been able to leverage both circular and TV. I know that that has assisted us in driving traffic. Although obviously in 2004 it's the first year in 4 now that we have failed to drive additional traffic. We do know through studies that we have to some extent expanded our customer base but not as far as I think our goals were to do that. An important part of bringing them in and keeping them was all the things that we did to upgrade the stores and all the things that we did in our infrastructure to become a better retailer. I think what's missing is all about the content.

And that there are -- perhaps if we try to simplify the business there's 2 types of customers. Those that need a bargain and those that love a bargain, and our core customer is those that need, and I do believe if we do things right, we can greatly expand into those that want, and that comes down to the content. I'll give you an example, you know, advertising is important but merchandise content creates a buzz and a word of mouth that is a lot more powerful than advertising. And when we put some of these special deals in a store, whether it's a major drug store liquidation or whether it's a major sporting goods manufacturer. Or whatever we might buy that its clearly different than what a customer sees when they go into a discount store or dollar store. We can put that in and not advertise a thing and maybe want even put a sign in the store and it creates a ton of buzz, and people on their cell phones, and it creates a passion that has always made the business good when we do it well, and that's what we need to do better than we have done before and focus on.

ROBERT RODRIGUEZ - FIRST PACIFIC ADVISORS - ANALYST

Okay, and last question and that relates to the executive search that you were talking about and some of the elements of what you were looking for in terms of merchandising marketing expertise. There are a few areas in retailing where that really focuses. I can think of some of the stores, whether it's a ROSS store a TJ or somebody like that. Is that an area that you're looking for somebody who has already been in the what I would call the treasure hunt timely item acquisition as opposed to going to the Orient and putting forth a production order like many other stores do? I mean, how do you differentiate what this merchandising marketing professional expertise is going to be?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

I think that's a great question. Obviously, it's highly unlikely we're going to find the absolute perfect ideal CEO if we drew one up from scratch right now. You do your very best to match up the needs of the business with the talents of the individual, and I think you implied the right thing. Everything that we've described whether it's in this quarter or prior quarters about where we are headed with the business, what we believe we need to do, our plan for 2005, the Board is very set on knowing confidently that this is the direction the business needs to go, and it's very important for us in our CEO search to find a CEO who can enhance that strategy and build upon it and get it there as fast as we can. We're not looking for a brand new strategy. We know the business well. The Board knows the business well. We know what we have to do and we want somebody that can deliver that.

OPERATOR

The next question comes from the line of Shawn Tesoro with Wachovia Securities.

SHAWN TESORO - WACHOVIA SECURITIES - ANALYST

I have a few question regarding your bullish comments on free cash flow is there another repurchase program that might be in the cards here?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Board takes that a step at a time. As we've mentioned before we did do a buyback last year. I think one of our rules has always been we are not going to lever up the Company and get ahead of the cash flow and jeopardy our investment ratings. But as cash flow has generated, it is the Board's intent to return or provide a return to shareholders. It obviously believed last year the stock buyback was an advantageous way of doing that. I'd say if it continues to be that type of environment situation they'd probably look at that again. They are very open to making sure they understand what shareholders would like. We do not believe there is a great acquisition for us or anything that we should be pursuing from an M&A standpoint. I wouldn't rule that out completely, but I don't think we really know of something that we believe would be a significant value added. But we do believe cash flow is a growth vehicle for us in terms of shareholder return. And it's certainly not our intent to just accumulate it. It's our intent to provide a return.

SHAWN TESORO - WACHOVIA SECURITIES - ANALYST

Okay. Is there a height on the closeout as a percentage of the total mix that you would go to? You know, you mentioned you're looking for 10% growth from the 50% to, say, 55%. Do you get to a number there where you just say, you know, maybe this is kind of the height that we want to be at in terms of closeouts?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

I don't think I can pick a number. I do know that given the strength of a lot of the ways that we go to market on a pure closeout definition, I don't think this business can ever be 100%., so I think we just take it a step at a time. It will be real important to to see category by category and in the business, in total, what happens to us as we have made meaningful progress, meaningful in the customer's eyes progress in enhancing closeout mix, and then we'll go from there.

SHAWN TESORO - WACHOVIA SECURITIES - ANALYST

Okay. Thanks, guys.

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

We'll take one more question, Marie.

OPERATOR

Our last question comes from the line of David Mann. David Mann, your line is open.

DAVID MANN - JOHNSON RICE - ANALYST

Yes, if I could follow up on the earlier question about your customer base, given the struggle your lower-end consumers had, are there any plans or, you know, attempts to try and attract a better customer? Especially given what you're trying to do with the mix?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Well, I think we always have been working to expand the customer base David but we never want to walk away from the core customer. And that's very important for us to do, and we know through a lot of studies, there is still a share of wallet that we can get from our core customer that we haven't been getting through our own execution, so it's not like we've tapped out in that regard. Obviously their traffic right now is challenging and they are being very careful about the number of trips and the visits that they are making and how much they are spending, but that in no way implies that we've reached our limit in terms of what we can get from that customer, and then in terms of attracting a broader customer, the majority of the population still has no idea who we are, and the majority of Americans love to save money, and I think that, again, back to content, when we put something exciting in a store, the word gets around and the more we attract that and the more we create the buzz, the more you get momentum from that.

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

                                                                FINAL TRANSCRIPT

BLI - Q4 2004 BIG LOTS, INC. EARNINGS CONFERENCE CALL

So I'm kind of repeating myself, but I still think now we've set the stage in all of our improvements in the business, improvements in stores, systems and everything else. We've kind of set the table and now we just have to keep inviting them back in.

DAVID MANN - JOHNSON RICE - ANALYST

And in terms of the directives that you're giving to your buyers, I guess you mentioned that you're planning on giving them targets for closeouts. Any other comments you can make I think on the last call you talked about working on some incentives for them. Any more detail or progress on that?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

No. I won't go into any further detail. I will say, though, this is not a forced initiative. This is actually something that this organization embraces unanimously. I think to some extent we all have to just make sure we are being clear about what the expectation is and our buyers want to expand the closeout percent. That's where their entertainment in the business is, and that's where they know they can add a lot of value, but at the same time, we all have to hold hands in terms of saying we're going to buy less of some categories that have provided sales for us in the past because we want to trade that for the opportunities, and that causes a little uneasiness because you never know where your next closeout is going to come from. You never know where your next phone call is going to be, and it's trading the predictable for the unpredictable, and by planning that and by saying we're going to commit to that, I think that's how you make that happen, so they are fully behind it, incentive or no incentive, I think we've got a lot of support behind the initiative.

DAVID MANN - JOHNSON RICE - ANALYST

But in terms of how you're going to measure their productivity, will [GMROI] or some sort of gross margin criteria still be used?

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Yes. [GMROI] has always been a very important metric for our merchant organization. That will continue to me a measurement going forward. And that's really an important one because as I mentioned the dynamics between a closeout and an in-and-out it does come in some cases at a different margin rate. But it effects term differently and it affects your gross margin dollars compared to your inventory carrying and it's that return we're looking for.

DAVID MANN - JOHNSON RICE - ANALYST

Okay. Great. Thank you.

MIKE POTTER - BIG LOTS, INC. - CHAIRMAN, PRESIDENT & CEO

Thanks. I think that concludes our call, Marie. I'll turn it back to you. But thank you all for joining us and we'll speak again during our first quarter conference call.

OPERATOR

Ladies and gentlemen a replay of this call will be available to you within the hour. You can access the replay by dialing 1-800-207-7077 and entering pin 4089. Again that phone number is 1-800-207-7077 pin 4089. Ladies and gentlemen, this concludes today's presentation. Thank you for your participation. You may now disconnect.

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